UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 2, 2012

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

81 Main Street, White Plains, NY (Address of Principal Executive Offices)	10601 (Zip Code)
Registrant's telephone number, including area code: (914) 620-2700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)           Retail Opportunity Investments Corp.'s (the "Company") Annual Meeting of Stockholders (the "Annual Meeting") was held on May 2, 2012 at which 45,156,613 shares of the Company's common stock were represented in person or by proxy representing approximately 90.93% of the issued and outstanding shares of the Company's common stock entitled to vote.

 (b)           At the Annual Meeting, the Company's stockholders (i) elected the eight directors named below to serve until the Company's 2013 Annual Meeting of Stockholders; (ii) ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012; and (iii) approved, on an advisory basis, the compensation of the Company's named executive officers.  The proposals are described in detail in the Company's 2012 Proxy Statement. The final results for the votes regarding each proposal are set forth below.

 (i)           The voting results with respect to the election of each director were as follows:

	For	Withheld	Broker Non-Votes
Richard A. Baker	35,331,988	1,299,060	8,550,615
Michael J. Indiveri	36,348,957	282,091	8,550,615
Edward H. Meyer	33,001,719	3,629,329	8,550,615
Lee S. Neibart	33,252,099	3,378,949	8,550,615
Charles J. Persico	36,348,670	282,378	8,550,615
Laura H. Pomerantz	35,757,771	873,277	8,550,615
Stuart A. Tanz	36,188,141	442,907	8,550,615
Eric S. Zorn	36,347,546	283,502	8,550,615

(ii)           The voting results with respect to the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012 were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
44,958,715	162,533	60,415	0
(iii)           The voting results with respect to the approval, on an advisory basis, of the compensation of the Company's named executive officers were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
27,784,712	8,772,457	73,876	8,550,615

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL OPPORTUNITY

Dated: May 8, 2012	By:	/s/ John B. Roche
John B. Roche Chief Financial Officer